Exhibit 99.1

Commercial Bancgroup, Inc. Announces Results for the Fourth Quarter 2025

HARROGATE, TN –January 26, 2026 – Commercial Bancgroup, Inc. (“Commercial” or the “Company”) (Nasdaq: CBK), the parent company of Commercial Bank (the “Bank”), today announced net income less non-controlling interest of $9.9 million, or $0.72 per diluted common share, for the fourth quarter of 2025, compared to net income less non-controlling interest of $5.6 million, or $0.46 per diluted common share, for the fourth quarter of 2024.

On October 1, 2025, the Company priced its initial public offering (the “IPO”) of 7,173,092 shares of its common stock 1,458,343 of which were sold by Commercial and 5,714,758 of which were sold by certain selling shareholders, at a public offering price of $24.00 per share.

Prior to September 18, 2025, Commercial had three classes of common stock outstanding: common stock, Class B common stock, and Class C common stock. On September 18, 2025, Commercial’s charter was amended and restated. The Company’s amended and restated charter provided for, among other things:

●	effective upon the filing of the amended and restated charter, the reclassification and conversion of (i) each outstanding share of Class B common stock into 1.15 shares of common stock and (ii) each outstanding share of Class C common stock into 1.05 shares of common stock (collectively, the “Stock Reclassification”); and

●	effective immediately following the Stock Reclassification, a 250-for-1 forward stock split in respect of the outstanding shares of our common stock (the “Stock Split”).

Our financial statements, including earnings per share and book value per share, reflect the stock Reclassification and Stock Split retroactively. Because the IPO occurred after September 30, 2025, the financial impacts of the IPO are reflected for the fourth quarter of 2025 in the financial statements presented in this press release.

Fourth Quarter 2025 Performance Highlights:

●	Net income of $9.9 million or $0.72 per diluted share

●	Return on average assets (“ROAA”) of 1.76%

●	Return on average equity (“ROAE”) of 15.26%; Return on average tangible common equity (“ROATCE”) of 15.99%

●	Net interest margin of 4.01%, a decrease of 1 basis points from the third quarter of 2025

●	Efficiency ratio of 45.24%

●	Gross loans increased $106.3 million during the quarter, or 24% annualized, from the third quarter

●	Book value per share increased $0.78, or 16% annualized, to $20.81 and tangible book value per increased $0.91, or 19% annualized, to $19.96 at December 31, 2025 from the third quarter of 2025

●	Net charge-offs to average loans of 0.014% and Nonperforming assets to total assets of 0.28%

●	Redeemed $20.3 million of holding company debt

2025 highlights:

●	Net income less non-controlling interest of $36.9 million or $2.93 per share and $2.92 per diluted share for the twelve months ended December 31, 2025, compared to $31.4 million or $2.58 per share and $2.54 per diluted share for the twelve months ended December 31, 2024.

●	Return on average assets of 1.61% for the twelve months ended December 31, 2025, compared to 1.40% for the twelve months ended December 31, 2024.

●	Return on average shareholders’ equity of 15.60% for the twelve months ended December 31, 2025, compared to 15.30% for the twelve months ended December 31, 2024.

●	Total operating revenue of $90.4 million for the twelve months ended December 31, 2025, compared to $88.5 million for the twelve months ended December 31, 2024.

●	Non-interest expense of $42.5 million for the twelve months ended December 31, 2025, compared to $46.1 million for the twelve months ended December 31, 2024.

●	Tangible book value per share of $19.96 per share as of December 31, 2025, compared to $17.11 per share as of December 31, 2024 (see non-GAAP reconciliation).

●	Efficiency ratio of 47.0% for the twelve months ended December 31, 2025, compared to 48.9% for the twelve months ended December 31, 2024.

Balance Sheet Trends

Total assets were $2.3 billion as of December 31, 2025, compared to $2.3 billion as of December 31, 2024. This was primarily due to a decrease in the loan portfolio during the first three quarters of the year offset by loan growth during the fourth quarter.

Total net loans were $1.9 billion as of December 31, 2025, an increase of $66.9 million, or 3.7%, from December 31, 2024. While the Bank experienced some large loan payoffs from long-term borrowers selling businesses during the year, the Bank had strong loan growth during the fourth quarter. Total net loans increased by $106.5 million or 6.1% from $1.7 billion as of September 30, 2025.

As of December 31, 2025, the Bank exceeded the minimum requirements to be well-capitalized for bank regulatory purposes, with a total risk-based capital ratio of 14.1%, a Tier 1 risk-based capital ratio of 13.1%, a common equity Tier 1 capital ratio of 13.1%, and a Tier 1 leverage ratio of 10.8%.

Total deposits were $1.8 billion as of December 31, 2025, a decrease of $122.9 million, or 6.3%, from December 31, 2024. This decrease was primarily driven by a $126.9 million reduction in brokered deposits to $48.0 million at December 31, 2025, from $174.9 million at December 31, 2024.

Noninterest bearing demand deposits increased $1.2 million, or 0.3%, to $397.8 million as of December 31, 2025, from $396.6 million as of December 31, 2024.

Non-brokered deposits were $1.8 billion as of December 31, 2025, an increase of $4.1 million, or 0.2%, from December 31, 2024. This increase was primarily driven by normal customer business cycles.

Asset quality decreased slightly with nonperforming assets to total assets of .28% as of December 31, 2025 and compared to .26% as of December 31, 2024. The allowance for credit losses to total loans decreased slightly to 0.95% as of December 31, 2025 from 1.00% as of December 31, 2014.

Net Income Before Income Taxes

Net income before income taxes was $47.7 million for the twelve months ended December 31, 2025, an increase of $7.2 million, or 17.6%, from the twelve months ended December 31, 2024. The increase was primarily the result of an increase in net interest income after provision for credit losses of $4.5 million or 6.0% and a decrease of noninterest expense of $3.6 million or 7.8%.

Non-Interest Income

Non-interest income was $9.9 million for the twelve months ended December 31, 2025, a decrease of $0.9 million, or 8.7%, from the twelve months ended December 31, 2024. This decrease was primarily due to one-time gains on the sale of bank property during 2024 of $0.4 million.

About Commercial Bancgroup, Inc.

Commercial Bancgroup, Inc. is a bank holding company headquartered in Harrogate, Tennessee. Through a wholly owned subsidiary, Commercial Bank, a Tennessee state-chartered bank, the Bank offers a suite of traditional consumer and commercial banking products and services to businesses and individuals in select markets in Kentucky, North Carolina, and Tennessee. More information about Commercial can be found on its website at www.cbtn.com.

Commercial Bancgroup, Inc.

Financial Tables

Financial Highlights (unaudited)	Table 1A

(dollars in	As of and for the Three Months Ended					As of and for the Twelve Months Ended
thousands except per share amounts)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Selected Operating Data:
Interest and Dividend Income	$29,958	$30,021	$30,859	$30,766	$31,334	$121,604	$123,213
Interest Expense	9,148	9,799	10,800	11,426	11,566	41,173	45,629
Net Interest Income	20,810	20,222	20,059	19,340	19,768	80,431	77,584
Provision for Credit Losses	150	-	-	-	6	150	1,829
Net Interest Income After Provision for Credit Losses	20,660	20,222	20,059	19,340	19,762	80,281	75,755
Noninterest Income	2,666	2,626	2,194	2,443	3,000	9,930	10,878
Noninterest Expense	10,621	10,552	10,725	10,581	13,916	42,480	46,061
Income Before Income Taxes	12,705	12,296	11,528	11,202	8,846	47,731	40,572
Provision for Income Taxes	2,792	2,829	2,658	2,510	3,235	10,789	8,886
Net Income	9,913	9,467	8,870	8,692	5,611	36,942	31,686
Less: Net Income Attributable to Noncontrolling Interest	-	-	-	-	-	-	276
Net Income attributable to Commercial Bancgroup, Inc.	9,913	9,467	8,870	8,692	5,611	36,942	31,410
Share and Per Share Data:
Basic earnings per share	$0.72	$0.77	$0.72	$0.71	$0.46	$2.93	$2.58
Diluted earnings per share	$0.72	$0.77	$0.73	$0.72	$0.46	$2.92	$2.54
Book value per share	$20.81	$20.03	$19.22	$18.48	$18.18	$20.81	$18.18
Tangible book value per share (1)	$19.96	$19.05	$18.22	$17.45	$17.11	$19.96	$17.11
Shares of common stock outstanding	13,697,987	12,239,644	12,239,644	12,239,644	12,113,114	13,697,987	12,113,114
Weighted average diluted shares outstanding	13,835,816	12,188,624	12,137,013	12,137,013	12,301,998	13,835,816	12,367,248

(1)	Considered non-GAAP financial measure - See “Non-GAAP Financial Measures” and reconciliation of GAAP to non-GAAP financial measures tables 10A - 10I

Financial Highlights (unaudited)

	As of and for the Three Months Ended					As of and for the Twelve Months Ended
(dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Selected Balance Sheet Data:
Total assets	$2,291,112	$2,214,408	$2,262,511	$2,266,878	$2,301,211	$2,291,112	$2,301,211
Securities available-for-sale at fair value	43,137	29,556	30,113	48,830	47,938	43,137	47,938
Securities held-to-maturity, at carrying value, net of allowance for credit losses	97,728	131,915	157,452	140,019	128,217	97,728	128,217
Gross loans less deferred fees and discounts	1,873,533	1,767,193	1,791,516	1,795,178	1,806,997	1,873,533	1,806,997
Allowance for credit losses	17,830	17,942	17,989	18,109	18,205	17,830	18,205
Goodwill and other intangible assets	12,767	13,149	13,546	13,938	14,339	12,767	14,339
Total deposits	1,815,734	1,780,634	1,851,248	1,902,207	1,938,597	1,815,734	1,938,597
Core deposits (1)	1,665,470	1,631,921	1,628,816	1,659,301	1,669,380	1,665,470	1,669,380
Other borrowings	166,838	162,760	148,509	109,090	109,165	166,838	109,165
Total Shareholders’ equity	285,090	245,153	235,268	226,180	220,256	285,090	220,256
Performance Ratios
Pre-tax Pre-provision net revenue (PPNR) (1)	$12,855	$12,296	$11,528	$11,202	$8,851	$47,881	$42,401
Return on average assets (ROAA)	1.76	1.69	1.57	1.52	0.99	1.61	1.40
Return on average equity (ROAE)	15.26	15.81	15.57	15.81	10.38	15.60	15.30
Return on average tangible common equity (ROATCE) (1)	15.99	16.65	16.43	16.75	11.03	16.44	16.49
Net interest rate spread	3.34	3.32	3.11	2.98	3.10	3.20	3.05
Net interest margin	4.01	4.02	3.84	3.63	3.77	3.87	3.75
Cost of Funds	1.88	2.07	2.18	2.25	2.31	2.10	2.31
Efficiency ratio	45.24	46.19	48.20	48.57	61.12	47.01	48.92
Noninterest income to average assets	0.47	0.48	0.39	0.43	0.53	0.44	0.49
Noninterest expense to average assets	1.89	1.94	1.91	1.85	2.47	1.90	2.08
Average interest-earning assets to average interst-bearing liabilities	1.38	1.36	1.31	1.30	1.31	1.34	1.32
Average equity to average total assets	0.12	0.11	0.10	0.10	0.09	0.11	0.09

	As of and for the Three Months Ended					As of and for the Twelve Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Asset Quality Data:
Net charge-offs to average loans	0.01%	0.00%	0.01%	0.01%	0.00%	0.03%	0.01%
Total allowance for credit losses to total loans	0.95	1.02	1.00	1.01	1.01	0.95	1.01
Total allowance for credit losses to nonperforming loans	286%	333%	307%	375%	360%	286%	360%
Nonperforming loans to gross loans	0.33%	0.31%	0.33%	0.27%	0.28%	0.33%	0.28%
Nonperforming assets to total assets	0.28%	0.27%	0.30%	0.24%	0.26%	0.28%	0.26%
Balance Sheet and Capital Ratios (Commercial Bancgroup, Inc.)
Loan-to-deposit ratio	103.18%	99.25%	96.77%	94.37%	93.21%	103.18%	93.21%
Noninterest bearing deposits to total deposits	21.91%	22.39%	22.53%	22.05%	20.46%	21.91%	20.46%
Total shareholders’equity to total assets	12.44%	11.07%	10.40%	9.98%	9.57%	12.44%	9.57%
Tangible common equity to tangible assets (1)	12.00%	10.59%	9.92%	9.48%	9.07%	12.00%	9.07%
Tier 1 leverage ratio	12.19%	11.03%	10.22%	9.63%	9.51%	12.19%	9.51%
Common equity tier 1 ratio	14.99%	12.83%	12.26%	11.62%	11.11%	14.99%	11.11%
Total risk-based capital ratio	15.96%	14.12%	13.55%	12.90%	12.37%	15.96%	12.37%
Other
Number of branches	34	34	34	34	34	34	34
Number of full-time equivalent employees	287	287	289	284	279	287	279

(1)	Considered non-GAAP financial measure - See “Non-GAAP Financial Measures” and reconciliation of GAAP to non-GAAP financial measures tables 10

Quarter End Balance Sheets (unaudited)	Table 2

(dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Assets
Cash and due from banks	$118,989	$122,945	$108,501	$113,190	$134,455
Federal funds sold	25,329	31,841	42,782	37,303	43,743
Investment securities	140,865	161,471	187,565	188,849	176,155
Gross loans less deferred fees and discounts	1,873,533	1,767,193	1,791,516	1,795,178	1,806,997
Allowance for credit losses	(17,830)	(17,942)	(17,989)	(18,109)	(18,205)
Loans, net of alloawance for credit losses	1,855,703	1,749,251	1,773,527	1,777,069	1,788,792
Premises and equipment, net	49,765	50,268	50,337	50,038	50,288
Foreclosed assets held for sale, net	253	533	861	565	832
Bank owned life insurance	46,648	46,482	46,480	46,191	45,883
Goodwill and other intangible assets	12,767	13,149	13,546	13,938	14,339
Deferred tax asset	1,427	1,427	1,029	1,029	1,079
Other	39,366	37,041	37,883	38,706	45,645
Total Assets	$2,291,112	$2,214,408	$2,262,511	$2,266,878	$2,301,211

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand	913,986	928,958	926,886	960,915	976,481
Savings, NOW and money market	414,716	382,002	382,788	390,491	385,615
Time	487,032	469,674	541,574	550,800	576,501
Total deposits	1,815,734	1,780,634	1,851,248	1,902,206	1,938,597
Short-term borrowings	88,251	62,663	46,300	5,900	3,392
Long-term debt	78,587	100,097	102,209	103,190	105,773
Interest Payable	2,962	3,410	4,545	5,157	4,225
Other Liabilities	20,488	22,451	22,941	24,246	28,968
Total Liabilites	$2,006,022	$1,969,255	$2,027,243	$2,040,699	$2,080,955

Shareholders’ Equity
Common stock	137	122	122	122	121
Additional paid-in capital	38,377	8,406	8,406	8,406	9,388
Retained earnings	247,251	237,366	227,900	219,000	212,312
Accumulated other comprehensive loss	(675)	(741)	(1,160)	(1,349)	(1,565)
Total Shareholders’equity	285,090	245,153	235,268	226,179	220,256
Total liabilities and shareholders’ equity	$2,291,112	$2,214,408	$2,262,511	$2,266,878	$2,301,211

Statement of Operations (unaudited)	Table 3

	As of and for the Three Months Ended					As of and for the Twelve Months Ended
(dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Interest and Dividend Income
Loans, including fees	$27,866	$28,074	$28,432	$27,930	$28,422	$112,301	$113,391
Debt securities-taxable	739	929	1,070	975	764	3,714	2,679
Debt securities-tax-exempt	114	102	116	110	91	442	368
Dividends on restricted stock	157	156	148	160	184	621	700
Interest-bearing deposits	1,082	760	1,093	1,591	1,872	4,526	6,075
Total interest and dividend income	29,958	30,021	30,859	30,766	31,333	121,604	123,213

Interest expense
Deposits	8,441	8,654	9,717	10,294	10,377	37,107	40,352
Short-term borrowings	18	55	44	31	40	148	205
Long-term debt	689	1,090	1,039	1,101	1,149	3,919	5,072

Total interest expense	9,148	9,799	10,800	11,426	11,566	41,174	45,629
Net interest income	20,810	20,222	20,059	19,340	19,767	80,430	77,584

Provision for credit losses	150	-	-	-	5	150	1,829
Net interest income after provision for credit losses	20,660	20,222	20,059	19,340	19,762	80,280	75,755

Noninterest Income
Customer service fees	779	735	674	655	882	2,844	3,041
Net gains on sales of premises and equipment	13	20	2	(28)	347	38	759
Net gains on sales of foreclosed assets	48	110	1	3	2	161	153
ATM fees	877	846	891	799	849	3,413	3,281
Increase in BOLI	342	306	336	308	323	1,292	1,199
Other	607	609	290	706	597	2,182	2,445

Total noninterest income	2,666	2,626	2,194	2,443	3,000	9,930	10,878

Statement of Operations (unaudited)	Table 3

	As of and for the Three Months Ended					As of and for the Twelve Months Ended
(dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Noninterest Expense
Salaries and employee benefits	5,753	5,729	5,657	5,626	8,021	22,764	24,873
Occupancy	734	738	774	875	1,135	3,264	3,786
Data processing	1,068	1,103	1,151	1,207	842	4,530	4,235
Deposit insurance premiums	234	267	245	226	254	972	1,129
Professional fees	229	136	286	195	37	846	1,017
Depreciation and amortization	1,001	955	803	948	992	3,706	4,109
Other	1,602	1,624	1,809	1,504	2,635	6,397	6,912

Total noninterest expense	10,621	10,552	10,725	10,581	13,916	42,479	46,061

Income before income taxes	12,705	12,296	11,528	11,202	8,846	47,731	40,572
Provision for income taxes	2,792	2,829	2,658	2,510	3,235	10,789	8,886
Net Income	9,913	9,467	8,870	8,692	5,611	36,942	31,686
Less: Net Income Attributable to Noncontrolling Interest	-	-	-	-	-	-	276
Net Income attributable to Commercial Bancgroup, Inc.	$9,913	$9,467	$8,870	$8,692	$5,611	$36,942	$31,410

QTD Average Balances and Yields/Rates (unaudited)	Table 4

	Three Months Ended
	December 31, 2025			September 30, 2025
(dollars in thousands)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets
Gross loans, net of unearned income	$1,807,127	$27,866	6.2%	$1,767,379	$28,074	6.4%
Investment securities	152,782	1,011	2.6%	169,679	1,187	2.8%
Other interest-earning assets	116,517	1,081	3.7%	76,746	760	4.0%
Total interest-earning assets	2,076,426	29,958	5.8%	2,013,804	30,021	6.0%

Noninterest-earning assets:
Allowance for credit losses	(17,954)			(17,971)
Noninterest-earning assets	190,810			175,036

Total Assets	2,249,282			2,170,869

Interest-bearing liabilities:
Interest-bearing DDAs	518,495	2,647	2.0%	509,726	2,806	2.2%
NOW, savings and MMDA deposits	427,419	1,585	1.5%	380,421	1,396	1.5%
Time Deposits	475,972	4,209	3.5%	486,555	4,452	3.7%
Federal Home Loan bank advances	60,781	444	2.9%	61,827	455	2.9%
Other borrowings	24,953	263	4.2%	45,934	690	6.0%
Total interest-bearing liabilities	1,507,620	9,148	2.4%	1,484,463	9,799	2.6%

Noninterest bearing liabilites:
Noninterest bearing deposits	434,578			413,376
Other liabilities	47,299			33,557
Total noninterest bearing liabilities	481,877			446,933
Shareholders’ equity	259,785			239,473
Total liabilities and shareholders’s equity	2,249,282			2,170,869
Net interest income		20,810			20,222
Net interest spread			3.3%			3.3%
Net interest margin			4.0%			4.0%

YTD Average Balances and Yields/Rates (unaudited)	Table 5

	Twelve Months Ended
	December 31, 2025			December 31, 2024
(dollars in thousands)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Interest Earning Assets
Gross loans, net of unearned income	1,791,550	112,301	6.27%	1,738,433	113,391	6.52%
Investment securities	173,927	4,777	2.75%	204,554	3,747	1.83%
Other interest-earning assets	112,578	4,526	4.02%	123,380	6,075	4.92%
Total interest-earning assets	2,078,055	121,604	5.85%	2,066,367	123,213	5.96%

Noninterest-earning assets:
Allowance for credit losses	(18,102)			(17,568)
Noninterest-earning assets	179,515			168,624

Total Assets	2,239,468			2,217,423

Interest-bearing liabilities:
Interest-bearing DDAs	533,325	11,730	2.20%	497,662	11,757	2.36%
NOW, savings and MMDA deposits	396,126	5,902	1.49%	403,563	6,665	1.65%
Time Deposits	519,390	19,475	3.75%	546,599	21,931	4.01%
Short-term borrowings
Federal Home Loan bank advances	62,419	1,778	2.85%	72,540	1,983	2.73%
Other borrowings	40,109	2,288	5.71%	47,746	3,293	6.90%
Total interest-bearing liabilities	1,551,369	41,173	2.65%	1,568,110	45,629	2.91%

Noninterest bearing liabilites:
Noninterest bearing deposits	412,956			409,405
Other liabilities	38,373			33,286
Total noninterest bearing liabilities	451,329			442,691
Shareholders’ equity	236,770			206,622
Total liabilities and shareholders’s equity	2,239,468			2,217,423
Net interest income		80,431			77,584
Net interest spread			3.20%			3.05%
Net interest margin			3.87%			3.75%

Loan Data (unaudited)	Table 6

	As of Quarter Ended
	December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Real Estate Loans
Commercial	1,113,440	57%	1,002,192	57%	1,016,229	57%	1,029,444	57%	1,006,207	55%
Construction and land development	176,688	11%	201,399	11%	189,187	11%	180,066	10%	199,800	11%
Residential	377,943	21%	376,769	21%	376,442	21%	372,338	21%	369,308	20%
Other	14,824	1%	14,831	1%	15,290	1%	16,406	1%	16,816	1%
Commercial	174,248	9%	154,732	9%	178,832	10%	182,186	10%	201,593	11%
Consumer	15,417	1%	16,009	1%	14,636	1%	14,908	1%	15,214	1%
Other	7,450	0%	7,642	0%	7,772	0%	7,505	0%	6,744	0%
Total loans	1,880,010	100%	1,773,574	100%	1,798,388	100%	1,802,853	100%	1,815,682	100%
Deferred loan fees and discounts	6,477		6,381		6,872		7,675		8,685
Allowance for credit losses	17,830		17,942		17,989		18,109		18,205
Loans, net	1,855,703		1,749,251		1,773,527		1,777,069		1,788,792

	As of the Quarter Ended
(dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Nonaccrual loans	$6,245	$5,390	$5,846	$4,808	$5,059
Past due loans 90 days and still accruing	-	-	6	20	2
Total nonperforming loans	6,245	5,390	5,852	4,828	5,061
Other real estate owned	253	533	861	565	832
Total nonperforming assets	$6,498	$5,923	$6,713	$5,393	$5,893

Allowance for credit losses	$17,830	$17,942	$17,989	$18,109	$18,205
Total loans outstanding at end of period	$1,873,533	$1,767,193	$1,791,516	$1,795,178	$1,806,997

Nonperforming loans to total loans	0.33%	0.31%	0.33%	0.27%	0.28%
Nonperforming assets to total loans and OREO	0.35%	0.34%	0.37%	0.30%	0.33%
Allowance for credit losses to nonperforming loans	286%	333%	307%	375%	360%
Allowance for credit losses to total loans	0.95%	1.02%	1.00%	1.01%	1.01%
Nonaccrual loans to total assets	0.27%	0.24%	0.26%	0.21%	0.22%
Nonperforming assets to total assets	0.28%	0.27%	0.30%	0.24%	0.26%

Allowance for credit losses (unaudited)	Table 8

	As of and for the Three Months Ended					As of and for the Twelve Months Ended
(dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Average loans outstanding	$1,807,127	$1,767,379	$1,795,846	$1,794,477	$1,769,580	$1,791,550	$1,738,433
Total loans outstanding at end of period	1,873,533	1,767,193	1,791,516	1,795,178	1,806,997	1,873,533	1,806,997
Balance, beginning of period	17,942	17,989	18,109	18,205	18,291	18,205	16,635
Charge-offs:
Commercial real estate	(284)	-	(18)	-	-	(301)	(49)
Construction and land development	-	-		-	-
Residential real estate	-	-	(121)	-	(105)	(121)	(52)
Commercial	(48)	-	-	(314)	(5)	(362)	(177)
Consumer and other	(13)	(186)	(34)	(17)	-	(251)	(151)
Total charge-offs	(345)	(186)	(173)	(331)	(110)	(1,035)	(429)

Recoveries:
Commercial real estate	-	108	33	10	19	151	75
Construction and land development	-	-	-	202	-	202
Residential real estate	20	26	2	16	-	64	9
Commercial	7	1	3	-	-	11	54
Consumer and other	56	4	15	7	5	83	32
Total recoveries	83	139	53	235	24	511	170

Net (charge-offs) recoveries	(262)	(47)	(120)	(96)	(86)	(524)	(259)
Provision for credit losses	150	-	-	-	-	150	1,829
Balance at end of period	$17,830	$17,942	$17,989	$18,109	$18,205	$17,831	$18,205
Ratio of allowance to end of period loans	0.95%	1.02%	1.00%	1.01%	1.01%	0.95%	1.01%
Ratio of net (charge-offs) recoveries to average loans	-0.01%	0.00%	-0.01%	-0.01%	0.00%	-0.03%	-0.01%

Loan Risk Ratings (unaudited)	Table 9

	As of the Quarter Ended
(dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Real Estate Loans
Commercial
Pass	$1,104,532	$999,788	$1,012,190	$1,023,884	$1,002,113
Special mention	8,814	1,776	2,515	4,182	3,605
Substandard	94	628	1,524	1,378	489
Total Commercial	$1,113,440	$1,002,192	$1,016,229	$1,029,444	$1,006,207
Construction and land development
Pass	$176,014	$201,363	$189,149	$180,066	$199,098
Special mention	78	-	-	-	702
Substandard	596	36	38	-	-
Total Construction and land development	$176,688	$201,399	$189,187	$180,066	$199,800
Residential
Pass	$371,583	$371,226	$371,353	$367,216	$363,952
Special mention	833	838	849	854	865
Substandard	5,527	4,705	4,240	4,268	4,491
Total Residential	$377,943	$376,769	$376,442	$372,338	$369,308
Other
Pass	$14,824	$14,831	$15,290	$16,406	$16,816
Special mention	-	-		-	-
Substandard	-	-	-	-	-
Total Other	$14,824	$14,831	$15,290	$16,406	$16,816
Commercial
Pass	$173,324	$153,819	$177,969	$181,255	$200,976
Special mention	793	733	747	808	543
Substandard	131	180	116	123	74
Total Commercial	$174,248	$154,732	$178,832	$182,186	$201,593
Consumer
Pass	$15,317	$15,974	$14,594	$14,866	$15,159
Special mention	21	5	6	7	8
Substandard	79	30	36	35	47
Total Consumer	$15,417	$16,009	$14,636	$14,908	$15,214
Other
Pass	$7,451	$7,642	$7,773	$7,506	$6,744
Special mention	-	-		-	-
Substandard	-	-	-	-	-
Total Other	$7,451	$7,642	$7,773	$7,506	$6,744
Total loans
Pass	$1,863,045	$1,764,643	$1,788,318	$1,791,199	$1,804,858
Special mention	10,539	3,352	4,117	5,851	5,723
Substandard	6,427	5,579	5,954	5,804	5,101
Total Gross loans	$1,880,011	$1,773,574	$1,798,389	$1,802,854	$1,815,682

Non-GAAP Financial Measures

This press release contains certain financial measure(s) that are not financial measure(s) recognized under generally accepted accounting principles in the U.S. (“GAAP”) and, therefore, are considered non-GAAP financial measure(s) and should be read along with the accompanying reconciliation of non-GAAP financial measure(s) to GAAP financial measure(s). We use non-GAAP financial measures, certain of which are included in this press release, both to explain our operating results to shareholders and the investment community and to evaluate, analyze, and manage our business. We believe that these non-GAAP financial measures provide a better understanding of ongoing operations, enhance the comparability of results across periods, and enable investors to better understand our performance. However, non-GAAP financial measures should not be considered in isolation and should be considered supplemental in nature and not as a substitute for or superior to the most directly comparable or other financial measures calculated in accordance with GAAP. Additionally, the manner in which the non-GAAP financial measure(s) contained in this press release are calculated may differ from the manner in which measures with similar names are calculated by other companies. You should understand how other companies calculate their financial measures similar to, or with names similar to, the non-GAAP financial measure(s) contained in this press release when comparing such financial measures.

The non-GAAP financial measures in this press release include the following:

●	Core deposits. We calculate core deposits by excluding jumbo time deposits (deposits greater than or equal to $250,000) from total deposits.

●	Core net income. We define core net income as net income plus acquisition related expenses, net of the related tax effect of acquisition related expenses.

●	Core diluted earnings per share. We define core diluted earnings per share as core net income divided by diluted weighted average shares outstanding.

●	Core ROAA. We define core ROAA as core net income divided by average assets, with average assets based upon the average daily balance of total assets in each year.

●	Core return on average tangible common equity. We define core return on average tangible common equity as core net income divided by total average shareholders’ equity less average intangible assets (goodwill and core deposit intangibles).

●	Core efficiency ratio. We define core efficiency ratio as operating revenue (net interest income, plus total noninterest income, divided by noninterest expenses (less acquisition related expenses). This ratio is an indicator used by our management to assess operating efficiencies and is intended to demonstrate how efficiently our management is controlling expenses relative to generating revenues on our core activities.

●	Efficiency Ratio. We define efficiency ratio as operating expenses divided by fee income plus tax equivalent net interest income. This metric indicates how effectively the Company manages its expenses relative to its income, providing insights into cost management and profitability.

●	Pre-tax, pre-provision ROAA. We define pre-tax, pre-provision ROAA as pre-tax, pre-provision net income divided by average assets calculated based upon the average daily balance of total assets in each year.

●	Tangible assets. We define tangible assets as total assets less goodwill and other intangible assets.

●	Tangible book value per share. We define tangible book value per share as our tangible common equity, which is shareholders’ equity reduced by goodwill and other intangible assets, divided by diluted weighted average shares outstanding.

Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our performance. In addition to the foregoing, our management believes that the “core” metrics described above assist users of the Company’s financial statements with their financial analysis period-over-period as they exclude certain non-recurring items. While we believe that these non-GAAP financial measures are useful in evaluating our performance, these non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

The following table provides a reconciliation of the above non-GAAP financial measures to their most directly comparable financial measure presented in accordance with GAAP.

Non-GAAP Reconciliations (unaudited)	Table 10

	As of and for the Three Months Ended					As of and for the Twelve Months Ended
(dollars in thousands, except per share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Pre-Tax Pre-Provision Net Income
Pre-tax income	$12,705	$12,296	$11,528	$11,202	$8,846	$47,731	$40,572
Add: provision for loan and lease losses	150	-	-	-	5	150	1,829
Pre-tax pre-provision net income	$12,855	$12,296	$11,528	$11,202	$8,851	$47,881	$42,401
Tangible Common Equity:
Shareholders’ equity	$285,090	$245,153	$235,268	$226,179	$220,256	285,090	220,256
Less: non controlling interest				-			-
Less: goodwill	8,511	8,511	8,511	8,511	8,514	8,511	8,514
Less: core deposit intangible (net of tax benefit)	3,164	3,448	3,744	4,035	4,331	3,164	4,331
Tangible common equity	$273,415	$233,194	$223,013	$213,633	$207,411	$273,415	$207,411
Pre-Tax Pre-Provision Return on Average Assets:
Total average assets	$2,249,282	$2,170,869	$2,248,134	$2,289,582	$2,255,565	$2,239,468	$2,217,423
Pre-tax pre-provision net income	12,855	12,296	11,528	11,202	8,851	47,881	42,401
Pre-tax pre-provision return on average assets	2.29%	2.27%	2.05%	1.96%	1.57%	2.14%	1.91%
Return on Average Tangible Common Equity:
Total average shareholders’ equity	$259,784	$239,473	$227,883	$219,940	$216,140	$236,770	$206,622
Less: average intangible assets (net of tax benefit)	11,767	11,980	11,997	12,310	12,676	$12,014	13,497
Less: average non controlling interest	-	-	-	-	-	-	2,701
Average tangible equity	248,017	227,493	215,886	207,630	203,464	224,757	190,424
Net income to shareholders	9,913	9,467	8,870	8,692	5,611	36,942	31,410
Return on average tangible equity	15.99%	16.65%	16.43%	16.75%	11.03%	16.44%	16.49%
Tangible Book Value per Common Share, Reported:
Tangible common equity	$273,415	$233,194	$223,013	$213,633	$207,411	$273,415	$207,411
Shares of common stock outstanding	13,697,987	12,239,644	12,239,644	12,239,644	12,113,114	13,697,987	12,113,114
Tangible book value per share, reported	$19.96	$19.05	$18.22	$17.45	$17.12	$19.96	$17.12

Non-GAAP Reconciliations (unaudited)	Table 10

	As of and for the Three Months Ended					As of and for the Twelve Months Ended
(dollars in thousands, except per share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Tangible Common Equity to Tangible Assets:
Tangible common equity	$273,415	$233,194	$223,013	$213,633	$207,411	$273,415	$207,411
Total assets	2,291,112	2,214,408	2,262,511	2,266,878	2,301,211	2,291,112	2,301,211
Less: intangible assets	12,767	13,149	13,546	13,938	14,339	12,767	14,339
Tangible assets	2,278,345	2,201,258	2,248,965	2,252,940	2,286,872	2,278,345	2,286,872
Tangible common equity to tangible assets	12.00%	10.59%	9.92%	9.48%	9.07%	12.00%	9.07%
Core Deposits:
Total Deposits	$1,815,734	$1,780,634	$1,851,248	$1,902,206	$1,938,597	$1,815,734	1,938,597
Less: Time deposits equal to or greater than $250,000	102,294	100,743	97,209	97,537	94,567	102,294	94,567
Less: Brokered deposits	47,970	47,970	125,223	145,375	174,918	47,970	174,918
Core deposits	$1,665,470	$1,631,921	$1,628,816	$1,659,294	$1,669,112	$1,665,470	$1,669,112
Core Net Income:
Net income	$9,913	$9,467	$8,870	$8,692	$5,611	$36,942	31,410
Add: merger expenses from AB&T acquisition	-	-	302	7	131	309	2,788
Less: tax effect	-	-	(76)	(2)	(33)	(78)	(697)
Core net income	$9,913	$9,467	$9,096	$8,697	$5,709	$37,173	33,501
Core Earnings per Share:
Core net income	$9,913	$9,467	$9,096	$8,697	$5,709	$37,173	$33,501
Average shares outstanding	13,835,816	12,188,624	12,137,013	12,137,013	12,301,998	12,574,617	12,187,788
Core earnings per share	$0.72	$0.78	$0.75	$0.72	$0.46	$2.96	$2.75
Core Return on Average Assets:
Core net income	$9,913	$9,467	$9,096	$8,697	$5,709	$37,173	$33,501
Average assets	2,249,282	2,170,869	2,248,134	2,289,582	2,255,565	2,239,468	2,217,423
Core return on average assets	1.76%	1.74%	1.62%	1.52%	1.01%	1.66%	1.51%
Core Return on Average Common Tangible Equity:
Average tangible common equity	$248,017	$227,493	$215,886	$207,630	$203,464	$224,757	$190,424
Core net income	9,913	9,467	9,096	8,697	5,709	37,173	33,501
Core return on average tangible common equity	15.99%	16.65%	16.85%	16.75%	11.22%	16.54%	17.59%

Non-GAAP Reconciliations (unaudited)	Table 10

	As of and for the Three Months Ended					As of and for the Twelve Months Ended
(dollars in thousands, except per share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Core Efficiency Ratio:
Add: net interest income	$20,810	$20,222	$20,059	$19,340	$19,767	$80,431	$77,584
Add: non interest income	2,666	2,626	2,194	2,443	3,000	9,929	10,878
Operating revenue	$23,476	$22,848	$22,253	$21,783	$22,767	$90,360	88,462
Total noninterest expenses	10,621	10,552	10,725	10,581	13,916	42,479	46,061
Less: merger expenses from AB&T acquisition	-	-	302	7	131	309	2,788
Core noninterest expenses	10,621	10,552	10,423	10,574	13,785	42,170	43,273
Core efficiency ratio	45.24%	46.18%	46.84%	48.54%	60.55%	46.67%	48.92%

Contacts

Philip J. Metheny
Sr. Executive Vice President, Chief Financial Officer
Commercial Bancgroup, Inc.
ir@cbtn.com
423-869-5151 Ext. 3307

Roger Mobley
Executive Vice President, Chief Financial Officer
Commercial Bank
ir@cbtn.com
704-648-0185 Ext. 4118

Source

Commercial Bancgroup, Inc.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. The statements in this press release that are not purely historical facts are forward-looking statements. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. You should not place undue reliance on these forward-looking statements as actual future results may differ materially from those expressed or implied by any forward-looking statement. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those expressed in any forward-looking statements, including but not limited to: (1) business and economic conditions nationally, regionally and in our target markets, particularly in Kentucky, North Carolina and Tennessee and the particular geographic areas in which we operate; (2) the level of, or changes in the level of, interest rates and inflation, including the effects thereof on our earnings and financial condition and the market value of our investment securities and loan portfolios; (3) the concentration of our loan portfolio in real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate; (4) the concentration of our business within our geographic areas of operation in Kentucky, North Carolina and Tennessee and neighboring markets; (5) credit and lending risks associated with our commercial real estate, commercial, and construction and land development loan portfolios; (6) risks associated with our focus on lending to small and medium-sized businesses; (7) our ability to maintain important deposit customer relationships, maintain our reputation or otherwise avoid liquidity risks; (8) changes in demand for our products and services; (9) the failure of assumptions and estimates underlying the establishment of allowances for possible credit losses and other asset impairments, losses, valuations of assets and liabilities and other estimates; (10) the sufficiency of our capital, including sources of such capital and the extent to which capital may be used or required; (11) our inability to secure a “satisfactory” rating under the Community Reinvestment Act; (12) the risk that our cost of funding could increase in the event we are unable to continue to attract stable, low-cost deposits and reduce our cost of deposits; (13) our inability to raise necessary capital to fund our growth strategy and operations or to meet increased required minimum regulatory capital levels; (14) our ability to execute and prudently manage our growth and execute our business strategy, including expansionary activities; (15) the composition of and changes in our management team and our ability to attract, incentivize and retain key personnel; (16) the effects of competition from a wide variety of local, regional, national and other providers of financial, investment, trust and other wealth management services and insurance services, including the disruptive effects of financial technology and other competitors who are not subject to the same regulations as the Company and the Bank; (17) the deterioration of our asset quality or the value of collateral securing loans; (18) changes in accounting standards; (19) the effectiveness of our risk management framework, including internal controls; (20) severe weather, natural disasters, pandemics, epidemics, acts of war, terrorism, or other external events, such as the transition risk associated with climate change, and other matters beyond our control; (21) changes in technology or products that may be more difficult, costly, or less effective than anticipated; (22) the risks of acquisitions and other expansionary activities, including without limitation our ability to identify and consummate transactions with potential future acquisition candidates, the time and costs associated with pursuing such transactions, our ability to successfully integrate operations as part of such transactions and our ability, and possible failures, to achieve expected gains, revenue growth, expense savings and/or other synergies from such transactions; (23) our ability to maintain our historical rate of growth; (24) failure to keep pace with technological change or difficulties when implementing new technologies; (25) systems failures or interruptions involving our risk management framework, our information technology and telecommunications systems or fourth-party service providers; (26) our ability to identify and address unauthorized data access, cyber-crime and other threats to data security and customer privacy; (27) our compliance with governmental and regulatory requirements, including the Bank Holding Company Act of 1956, as amended, and other laws relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with mortgage origination, sale and servicing operations; (28) compliance with the Bank Secrecy Act of 1970, Office of Foreign Assets Control rules and anti-money laundering laws and regulations; (29) governmental monetary and fiscal policies; (30) changes in laws, rules, or regulations, or interpretations thereof, or policies relating to financial institutions or accounting, tax, trade, monetary or fiscal matters; (31) our ability to receive dividends from the Bank and satisfy our obligations as they become due; (32) the institution and outcome of litigation and other legal proceedings against us or to which we become subject; (33) the limited experience of our management team in managing and operating a public company; (34) the incremental costs of operating as a public company; (35) our ability to meet our obligations as a public company, including our obligations under Section 404 of the Sarbanes-Oxley Act of 2002; and (36) other risks and factors described under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Registration Statement on Form S-1/A (Registration No. 333-289862) filed with the U.S. Securities and Exchange Commission on September 22, 2025. Commercial undertakes no obligation to update these forward-looking statements, as a result of changes in assumptions, new information, or otherwise, after the date of this press release, except as required by law.